Exhibit 99.1

Multi-Color Corporation to Acquire European Wine, Spirit & Olive Oil Label Specialist

CINCINNATI, OHIO, June 29, 2010 — Multi-Color Corporation (“MCC”) is pleased to announce an important step in the global expansion of its “Collotype” Wine & Spirit Label division with the addition of leading European wine, spirit & olive oil specialist, Guidotti CentroStampa SPA, based in Tuscany, Italy.

MCC has entered into a binding agreement to acquire 100% ownership of the Italian-based company for a purchase price of approximately Euro 50.5 million, with approximately 80% of the proceeds to be paid in the form of cash and 20% in the form of MCC stock at an agreed upon stock price. The acquisition is expected to close on or about July 1, 2010, and is expected to be immediately accretive to earnings for MCC.

Guidotti CentroStampa, established in 1977, has annual revenues of approximately Euro 35 million and supplies not only the Italian market but also the French and Spanish wine markets and the U.K. and Eastern European spirit markets.

MCC President & CEO, Nigel Vinecombe said, “Guidotti CentroStampa is a perfect fit for our specialized Collotype Wine & Spirit Label Division. We share the same customer expectations, printing technologies and materials and company culture. We are excited about Andrea Guidotti leading our European wine & spirit operations as President & Managing Director. Andrea and his team have extensive experience and will continue to run the business as normal from their Lucca, Italy base. We recognize the Guidotti family’s success in building one of Europe’s premier label printers and greatly appreciate their decision to partner with MCC. The Guidotti family will be significant shareholders in MCC.”

This acquisition reinforces MCC’s commitment to the wine & spirit market as well as being an important entry into the olive oil market. Western Europe represents over half the world’s wine production and is a significant producer of spirits and olive oil.

Collotype has successfully established market leadership in wine labels in the U.S., Australia and South Africa; however these markets represent less than 20% of world production. With the addition of Guidotti CentroStampa, MCC will become the only global wine & spirit label specialist with reach into regions with over three quarters of world wine production.

MCC is one of the world’s largest label printers, specializing in the home & personal care, food & beverage and wine & spirit markets. Annual revenues are expected to be over USD 300 million with operations on four continents.

MCC (NASDAQ: LABL) is the only global U.S. publicly listed label company and operates in a highly fragmented multi-billion label industry.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to manage foreign operations; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to its customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Nigel A. Vinecombe

President & CEO

Multi-Color Corporation

4053 Clough Woods Drive

Batavia, Ohio 45103

(513) 345-1158